Exhibit 99.3

UNAUDITED PRO FORMA
COMBINED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma combined condensed balance sheet as of March 31, 2015 is presented as if the merger had occurred as of March 31, 2015. The unaudited pro forma combined condensed statements of operations for the three months ended March 31, 2015 and year ended December 31, 2014 are presented as if the merger had occurred on January 1, 2014. The pro forma consolidated financial statements of Pacific Ethanol and Aventine have been adjusted to reflect certain reclassifications in order to conform Aventine’s historical financial statement presentation to Pacific Ethanol’s financial statement presentation for the combined company.

The unaudited pro forma combined condensed financial statements give effect to the merger under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standard Topic 805, Business Combinations, which we refer to as ASC 805, with Pacific Ethanol treated as the acquirer. As of the date of this filing, Pacific Ethanol has not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of the Aventine assets to be acquired and the liabilities to be assumed and the related allocation of purchase price, nor has it identified all adjustments necessary to conform Aventine’s accounting policies to Pacific Ethanol’s accounting policies. A final determination of the fair value of Aventine’s assets and liabilities, including intangible assets with both indefinite or finite lives, will be based on the actual net tangible and intangible assets and liabilities of Aventine that exist as of the closing date of the merger on July 1, 2015. The value of the consideration paid by Pacific Ethanol, however, has been based on the closing price per share of Pacific Ethanol’s common stock on the closing date of the merger. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of presenting the unaudited pro forma combined condensed financial statements. Pacific Ethanol estimated the fair values of Aventine’s assets and liabilities as of March 31, 2015 which are based on preliminary valuation studies and due diligence. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

Assumptions and estimates underlying the unaudited adjustments to the pro forma combined condensed financial statements are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined condensed financial statements. The historical consolidated financial statements have been adjusted in the unaudited pro forma combined condensed financial statements to give effect to pro forma events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the unaudited pro forma combined condensed statements of operations, expected to have a continuing impact on the combined results of Pacific Ethanol and Aventine following the merger.

In connection with the plan to integrate the operations of Pacific Ethanol and Aventine, Pacific Ethanol anticipates that non-recurring charges, such as costs associated with systems implementation, relocation expenses, severance and other costs related to closing the transaction, will be incurred. Pacific Ethanol is not able to determine the timing, nature and amount of these charges as of the date of this filing. However, these charges could affect the combined results of operations of Pacific Ethanol and Aventine, as well as those of the combined company following the merger, in the period in which they are recorded. The unaudited pro forma combined condensed financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are non-recurring in nature and not factually supportable at the time that the unaudited pro forma combined condensed financial statements were prepared. Additionally, these adjustments do not give effect to any synergies that may be realized as a result of the merger, nor do they give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies.

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UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS

OF PACIFIC ETHANOL AND AVENTINE

As of March 31, 2015

(in thousands)

	Historical	Historical	Pro Forma		Pro Forma
	Pacific Ethanol	Aventine	Adjustments	Notes	Amounts
Cash and equivalents	$42,274	$21,743	$–		$64,017
Accounts receivable, net	27,342	10,997	–		38,339
Inventories	17,840	31,983	–		49,823
Prepaid inventory	8,431	–	–		8,431
Other current assets	14,678	12,094	–		26,772
Total current assets	110,565	76,817	–		187,382
Property and Equipment, net	160,179	220,434	86,366	(a)	466,979

Goodwill	–	–	23,310	(b)	23,310
Intangible assets	2,678	–	–		2,678
Other assets	1,803	3,453	–		5,256

Total other Assets	4,481	3,453	23,310		31,244
Total Assets	$275,225	$300,704	$109,676		$685,605
Accounts payable, trade	$14,823	$20,741	$–		$35,564
Accrued liabilities	4,230	3,157	4,700	(c)	12,087
Current portion of capital leases and debt	2,986	1,133	–		4,119
Other current liabilities	800	9,739	–		10,539
Total current liabilities	22,839	34,770	4,700		62,309
Long-term debt-revolvers	–	17,162	–		17,162
Long-term debt-term debt	17,003	199,810	(59,488)	(d)	157,325
Warrant liabilities, at fair value	2,120	–	–		2,120
Capital leases-net of current portion	1,883	–	–		1,883
Deferred tax liabilities	17,040	2,078	30,228	(e)	49,346
Other liabilities	443	8,047	–		8,490
Total Liabilities	61,328	261,867	(24,560)		298,635
Preferred stock	1	–	–		1
Common stock	25	14	4	(f)	43
Additional paid-in capital	726,549	258,424	(83,869)	(f)	901,104
Accumulated other comprehensive income	–	(5,524)	5,524	(f)	–
Accumulated deficit	(517,024)	(214,077)	212,577	(f)	(518,524)
Total Pacific Ethanol equity	209,551	38,837	134,236		382,624
Non-controlling interest equity	4,346	–	–		4,346
Total Stockholders' Equity	213,897	38,837	134,236		386,970
Total Liabilities and Stockholders' Equity	$275,225	$300,704	$109,676		$685,605

The accompanying notes are an integral part of these pro forma combined condensed financial statements

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UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS

OF OPERATIONS OF PACIFIC ETHANOL AND AVENTINE

For the three months ended March 31, 2015

(in thousands, except per share amounts)

	Historical	Historical	Pro Forma		Pro Forma
	Pacific Ethanol	Aventine	Adjustments	Notes	Amounts
Net revenues	$206,176	$130,937	$–		$337,113
Cost of goods sold	207,163	134,214	1,524	(g,i)	342,901
Gross loss	(987)	(3,277)	(1,524)		(5,788)
Selling, general and administrative expenses	4,905	5,960	–		10,865
Gain (loss) on derivative transactions	–	444	(444)	(g)	–
Other expense	–	(96)	–		(96)
Operating loss	(5,892)	(9,585)	(1,080)		(16,557)
Fair value adjustments	(173)	–	–		(173)
Interest expense, net	(1,015)	(816)	(3,168)	(j)	(4,999)
Other expense, net	(129)	(47)	–		(176)
Loss before provision for income taxes and discontinued operations	(7,209)	(10,448)	(4,248)		(21,905)
Benefit for income taxes	2,700	–	–		2,700
Net loss before discontinued operations	(4,509)	(10,448)	(4,248)		(19,205)
Loss from discontinued operations	–	(136)	136	(k)	–
Net loss attributed to noncontrolling interests	129	–	–		129
Net loss attributed to Pacific Ethanol	(4,380)	(10,584)	(4,112)		(19,076)
Preferred dividends	(312)	–	–		(312)
Net loss available to common stockholders	$(4,692)	$(10,584)	$(4,112)		$(19,388)
Net loss per share, basic and diluted	$(0.19)				$(0.46)
Weighted-average shares basic and diluted	24,104				41,863

The accompanying notes are an integral part of these pro forma combined condensed financial statements

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UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS

OF OPERATIONS OF PACIFIC ETHANOL AND AVENTINE

For the year ended December 31, 2014

(in thousands, except per share amounts)

	Historical Pacific Ethanol	Historical Aventine	Pro Forma Adjustments	Notes	Pro Forma Amounts
Net revenues	$1,107,412	$588,028	$–		$1,695,440
Cost of goods sold	998,927	511,303	15,484	(g,i)	1,525,714
Gross profit	108,485	76,725	(15,484)		169,726
Selling, general and administrative expenses	17,108	31,388	1,034	(h)	49,530
Loss on derivative transactions	–	11,166	(11,166)	(g)	–
Other expense	–	2,634	(2,634)	(h)	–
Operating income	91,377	31,537	(2,718)		120,196
Fair value adjustments	(37,532)	–	–		(37,532)
Interest expense, net	(9,438)	(14,233)	(17,280)	(h,j)	(40,951)
Loss on extinguishment of debt	(2,363)	–	–		(2,363)
Other expense, net	(905)	(9)	–		(914)
Income before provision for income taxes and discontinued operations	41,139	17,295	(19,998)		38,436
Provision for income taxes	(15,137)	–	–		(15,137)
Net income before discontinued operations	26,002	17,295	(19,998)		23,299
Loss from discontinued operations	–	(731)	731	(k)	–
Net income attributed to noncontrolling interests	(4,713)	–	–		(4,713)
Net income attributed to Pacific Ethanol	21,289	16,564	(19,267)		18,586
Preferred dividends	(1,265)	–	–		(1,265)
Net income available to common stockholders	$20,024	$16,564	$(19,267)		$17,321
Net income per share, basic	$0.96				$0.45
Net income per share, diluted	$0.88				$0.43
Weighted-average shares outstanding, basic	20,810				38,569
Weighted-average shares outstanding, diluted	22,669				40,428

The accompanying notes are an integral part of these pro forma combined condensed financial statements

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NOTES TO UNAUDITED PRO FORMA
COMBINED CONDENSED FINANCIAL STATEMENTS

1.     Basis of Presentation

The unaudited pro forma combined condensed financial statements are prepared under the acquisition accounting method in accordance with ASC 805, with Pacific Ethanol treated as the acquirer. Under the acquisition accounting method, the total estimated purchase price allocation is calculated as described in Note 3. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates, and these estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed. The final amounts recorded for the merger may differ materially from the information presented herein.

The unaudited pro forma combined condensed financial statements were prepared in accordance with GAAP and pursuant to Securities and Exchange Commission Regulation S-X, Article 11, and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the merger and adjustments described in these Notes to the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed balance sheet is presented as if the merger had occurred on March 31, 2015; and the unaudited pro forma combined condensed statements of operations for the three months ended March 31, 2015 and year ended December 31, 2014 are presented as if the merger had occurred on January 1, 2014.

Certain reclassifications have been made relative to Aventine’s historical financial statements to conform to the financial statement presentation of Pacific Ethanol. Such reclassifications are described in further detail in Note 4 to the unaudited pro forma combined condensed financial statements.

2.     Preliminary Estimated Purchase Price Consideration

  On July 1, 2015, Pacific Ethanol issued 17.8 million of its common stock to effect the merger. On July 1, 2015, Pacific Ethanol’s closing stock price was $9.83, resulting an estimated total purchase price of $174.6 million.

For purposes of these unaudited pro forma combined condensed financial statements, the estimated total purchase price has been allocated among Aventine’s tangible and intangible assets and liabilities based on their estimated fair values as of March 31, 2015. Based on a preliminary analysis, and after considering potential intangibles related to Aventine’s customer base, no material identifiable intangible assets or liabilities have been determined and as such, none have been included in the allocation of the preliminary estimated purchase price.

The final determination of the allocation of the estimated total purchase price will be based on the fair value of such assets and liabilities as of the date of closing of the merger. Such final determination of the purchase price allocation may be significantly different from the preliminary estimates used in these unaudited pro forma combined condensed financial statements.

3.     Preliminary Estimated Purchase Price Allocation

The following allocation of the preliminary estimated purchase price assumes, with the exception of property and equipment and long-term debt, carrying values approximate fair value. Fair value of property and equipment is based on a preliminary valuation of similar historical transactions available. Fair value of long-term debt was based on the amount outstanding. Based upon these assumptions, the total purchase price consideration was allocated to Aventine’s assets and liabilities, as of March 31, 2015, as follows (in thousands):

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Estimated Fair Value
Cash and Equivalents	$21,743
Accounts Receivable, net	10,997
Inventories	31,983
Other current assets	12,094
Total Current Assets	76,817

Property and Equipment, net	306,800

Other assets	3,453
Total Assets Acquired	$387,070

Accounts Payable, trade	$20,741
Accrued Liabilities	6,357
Other current liabilities	10,872
Total Current Liabilities	37,970

Long-term debt - Revolvers	17,162
Long-term debt - Term debt	140,322
Deferred tax liabilities	32,306
Other Liabilities	8,047
Total Liabilities Assumed	$235,807

Net Assets Acquired	$151,263
Goodwill	$23,310
Total Estimated Purchase Price	$174,573

The actual determination of the purchase price allocation on the closing date will be based on the actual net tangible and intangible assets of Aventine that will exist on the date of the merger and completion of the valuation of the fair value of such net assets.

Assets and liabilities for which initial accounting is incomplete

The preliminary property and equipment fair value estimate above is based primarily on a high-level review of similar recent market transactions and is subject to change. A final valuation will be more detailed in its analysis including a further review of recent market transactions with comparable assets and a discounted cash flow analysis of each facility based on market conditions and future operational assumptions and capital expenditures plans. Preliminarily, no intangible assets or liabilities have been estimated due to Aventine’s contracts materially close to market prices. A final valuation may include either an asset or liability associated with any material out-of-market contract positions. Given that many of these contracts are short-term in nature (less than 6 months) and duration, an assessment at this time would likely not be indicative of terms and purchase price allocation at the time of the merger close.

The preliminary long-term debt fair value is based on the current interest rate and financing markets. A final valuation will consider interest rate and financing market factors and may increase or decrease the amount estimated on the long-term debt. Further, subsequent cash payments and/or payment-in-kind accruals will change the amount of Aventine debt outstanding at the closing, and as a result, the fair value of such long-term debt.

Pacific Ethanol anticipates that the ultimate purchase price allocation of balance sheet amounts such as current assets and liabilities, property and equipment, intangible assets and long-term assets and liabilities will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the acquired assets and assumed liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill if net assets acquired are less than purchase price. If net assets acquired exceed purchase price, residual amount will result in bargain purchase gain.

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4.     Preliminary Pro Forma Financial Statement Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

Unaudited Pro Forma Combined Condensed Balance Sheet

(a)     To record the difference in book value and fair value of property and equipment acquired. The step up in property and equipment relates primarily to the ethanol production facilities, which have a current estimated weighted average useful life of 20 years that will be depreciated on a straight-line basis. The amount of purchase price allocated to tangible assets, as well as the associated useful lives, may increase or decrease and could materially affect the amount of pro forma depreciation expense to be recorded in the pro forma combined condensed statements of operations.

(b)     Net assets acquired are less than total estimated purchase price, creating goodwill. If net assets acquired exceed purchase price, residual amount will result in bargain purchase gain.

(c)     Reflects the pro forma adjustments to accrue transaction costs of Aventine of $3.2 million as part of the purchase price allocation and $1.5 million attributed to Pacific Ethanol’s estimated transaction costs, all of which are not included in the historical balance sheets at March 31, 2015.

(d)     Reflects the pro forma adjustments to long-term debt – term debt to amount outstanding. See Note (j) for more information.

(e)     Represents deferred income taxes on step up in fair value of plant and equipment at 35% statutory tax rate.

(f)     Represents the elimination of Aventine’s historical stockholders’ equity and the issuance of Pacific Ethanol’s common stock. The amounts adjusting APIC and Accumulated Deficit are as follows (in thousands):

	APIC	Accumulated Deficit
Eliminate Aventine Historical Balance	$(258,424)	$214,077
Issuance of Pacific Ethanol common stock less par	$174,555	–
Transaction cost attributed to Pacific Ethanol	–	$(1,500)
Net Pro forma adjustment	$(83,869)	$212,577

Unaudited Pro Forma Combined Condensed Statements of Operations

Conforming Reclassifications Between Pacific Ethanol and Aventine:

The following reclassifications have been made to the presentation of Aventine’s historical consolidated financial statements to conform to Pacific Ethanol’s presentation:

(g)     Loss on derivative transactions is recorded in cost of goods sold for Pacific Ethanol and is being reclassed with respect to Aventine’s reported amounts, which was presented as a separate line within operating income (loss) in Aventine’s historical financial statements.

(h)     Other expense represents write-off of disposed assets. Historical Aventine selling, general and administrative expenses for the year ended December 31, 2014 includes a one-time payment of $10.5 million related to restricted stock units resulting in a change of control that occurred on November 25, 2014.

Pro Forma Adjustments

(i)     Reflects pro forma adjustments to depreciation of property and equipment assuming the preliminary estimates of the fair value and estimated useful life of the asset as described in Note (a) and conforming classifications.

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(j)     Reflects adjustments to eliminate the impact of Aventine’s troubled debt restructuring accounting under ASC 470-60, Debt – Troubled Debt Restructurings by Debtors. Aventine restructured its debt in 2012. All gains related to the forgiveness of Aventine’s debt were deferred as the future cash outflows of the new debt exceeded the carrying amount of Aventine’s existing debt at that time. As payments were made interest expense was reduced.

(k)     Adjustment to present pro forma financials to income (loss) from continuing operations.

5.     Pro Forma Combined Net Loss Per Share

The pro forma basic and diluted net loss per share presented in the unaudited pro forma combined condensed statements of operations is computed based on the weighted-average number of shares outstanding (in thousands except per share data):

Three Months Ended March 31, 2015
Pro Forma net loss available to common stockholders, as combined	$(19,388)

Pacific Ethanol’s historical weighted-average shares, Basic	24,104
Shares expected to be issued in merger	17,759
Pro Forma weighted-average shares, Basic	41,863

Pro Forma net loss per share, Basic and Diluted	$(0.46)

Year Ended December 31, 2014
Pro Forma net income available to common stockholders, as combined	$17,321

Pacific Ethanol’s historical weighted-average shares, Basic	20,810
Shares expected to be issued in merger	17,759
Pro Forma weighted-average shares, Basic	38,569

Pro Forma net loss per share, Basic	$0.45
Pro Forma net income available to common stockholders, as combined	$17,321

Pacific Ethanol’s historical weighted-average shares, Diluted	22,669
Shares expected to be issued in merger	17,759
Pro Forma weighted-average shares, Diluted	40,428

Pro Forma net income per share, Diluted	$0.43

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